Exhibit 99.1

Zai Lab announces promotion of Harald Reinhart M.D. to President and Head of Global Development, Neuroscience, Autoimmune and Infectious Diseases

SHANGHAI, SAN FRANCISCO, and CAMBRIDGE, Mass., Dec. 22, 2021 (GLOBE NEWSWIRE) — Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688), a patient-focused, innovative, commercial-stage, global biopharmaceutical company, today announced the promotion of Harald Reinhart, M.D., from his current role as Chief Medical Officer (CMO) to President and Head of Global Development for Neuroscience, Autoimmune and Infectious Diseases. Dr. Reinhart has been with the company since inception, first as an advisor and since 2017, as Chief Medical Officer responsible for the autoimmune and infectious diseases portfolio.

“Harald has played a pivotal role in building Zai Lab’s broad and deep pipeline in autoimmune, infectious diseases and neuroscience,” said Dr. Samantha Du, Founder, Chairperson and CEO at Zai Lab. “This promotion not only recognizes Harald’s tremendous contributions but will also empower him to further build a leading clinical team across these therapeutic areas.”

Prior to joining Zai Lab, Dr. Reinhart served at Shionogi U.S. as Senior Vice President and Head of Clinical Development and Medical Affairs directing a broad portfolio of antibiotics, diabetes, allergy, and pain medications. Between 2003 and 2011, he was with Novartis as Vice President and Therapeutic Area Head, Clinical Development and Medical Affairs, where he oversaw successful regulatory filings for Coartem, Famvir, Sebivo, and Cubicin, and managed clinical development teams for infectious disease, immunity, transplantation, and renal disease. At Bayer Corp, he was international clinical project lead for ciprofloxacin and acarbose, and managed various other compounds.

Dr. Reinhart holds a doctorate in medicine from the University of Würzburg in Germany where he trained in surgery, anesthesiology, and internal medicine. He completed his medical and subspecialty training in the U.S. with board-certifications in internal medicine and infectious diseases. He is currently on faculty at Yale School of Medicine as Adjunct Clinical Professor of infectious diseases.

“It has been a phenomenal experience working at Zai Lab for the last seven years helping to bring transformative medicines to patients. I’m grateful for Samantha’s support and look forward to developing more medicines that truly make a difference in the lives of patients,” said Dr. Reinhart. “I feel privileged to work every day with world-class colleagues at Zai Lab who share a unified vision for innovative drug development.”

About Zai Lab

Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688) is a patient-focused, innovative, commercial-stage, global biopharmaceutical company focused on developing and commercializing therapies that address medical conditions with unmet needs in oncology, autoimmune disorders, infectious diseases, and neuroscience. To that end, our experienced team has secured partnerships with leading global biopharmaceutical companies to generate a broad pipeline of innovative marketed products and product candidates. We have also built an in-house team with strong product discovery and translational research capabilities and are establishing a pipeline of proprietary product candidates with global rights. Our vision is to become a leading global biopharmaceutical company, discovering, developing, manufacturing, and commercializing our portfolio to impact human health worldwide.

Zai Lab Safe Harbor

This press release contains statements about future expectations, plans and prospects, including, without limitation, statements relating to drug development and commercialization. These forward-looking statements may contain words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” “would” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact nor are they guarantees or assurances of future performance. Forward-looking statements are based on our expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to (1) our ability to successfully commercialize and generate revenue from our approved products; (2) our ability to finance its operations and business initiatives and obtain funding for such activities, (3) our results of clinical and pre-clinical development of our product candidates, (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of our product candidates, (5) the effects of the novel coronavirus (COVID-19) pandemic on our business and general economic, regulatory and political conditions and (6) the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission. We anticipate that subsequent events and developments will cause our expectations and assumptions to change and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

For additional information about the company, please visit www.zailaboratory.com or follow us at www.twitter.com/ZaiLab_Global.

For more investor-related information about Zai Lab, please go to www.SEC.gov or visit www.zailaboratory.com.

For more information, please contact:

Investor Relations: Ron Aldridge / Lina Zhang

+1 (781) 434-8465 / +86 136 8257 6943

ronald.aldridge@zailaboratory.com /lina.zhang@zailaboratory.com

Media: Danielle Halstrom / Xiaoyu Chen

+1 (215) 280-3898 / +86 185 0015 5011

danielle.halstrom@zailaboratory.com /xiaoyu.chen@zailaboratory.com

Zai Lab Limited